Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-127593) pertaining to the 2005 Employee Stock Purchase Plan, Registration Statement (Form S-8 No. 333-127594) pertaining to the 2005 Stock Award Plan and Registration Statement (Form S-8 No. 333-127596) pertaining to the 2002 Stock Plan of Kona Grill, Inc. of our report dated February 24, 2006, with respect to the consolidated financial statements of Kona Grill, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2005.
                    /s/ Ernst & Young LLP
Phoenix, Arizona
March 21, 2006